April 29, 2004

FOR IMMEDIATE RELEASE

Contacts:
Kelly King	Tom Nicholson	Bob Denham	Jeff Nichols
President	Senior Vice President	Senior Vice President	Vice President
BB&T Corporation	Investor Relations	Public Relations	Public Relations
(336) 733-2311	(336) 733-3058	(910) 914-9073	(336) 733-1007

BB&T announces changes to its Executive Management team

           WINSTON-SALEM, N.C. - BB&T today announced changes to its executive management team, which helps set policy and direction for the corporation. The changes take effect June 30.

          BB&T Corporation President and Banking Network Manager Kelly King has been named as chief operating officer, the No. 2 position in the company. He will succeed retiring COO Henry Williamson, a 32-year BB&T veteran.

          Ricky Brown, president of BB&T’s Washington, D.C.-based community bank region, has been named to succeed King as head of the Banking Network on the executive management team.

          Chris Henson, president of BB&T’s Georgia operations and its Atlanta-based community bank region, also will join the executive management team as assistant chief financial officer.

          “These moves were made to further strengthen our executive management team and our company for the long term,” said BB&T Chairman and Chief Executive Officer John Allison. “These are all proven leaders who, along with the rest of our management team, provide the necessary foundation to compete – and remain independent – in a rapidly changing world.”

          As chief operating officer, King will be ultimately responsible for BB&T’s Banking Network; Operations; Administrative Services; Marketing; Deposit Services; Financial Services; and Wealth Management divisions.

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          King, 55, joined BB&T in 1972. After completing BB&T’s Management Development Program, he served in management positions in Statesville, N.C., Charlotte, N.C., Wilson, N.C., and Raleigh, N.C., before being named community bank manager for BB&T’s former Metropolitan Region in 1981. In 1987, King was named manager of Branch Administration. He was named manager of the North Carolina Banking Network in 1988.

          King has played a pivotal role in BB&T’s meteoric transformation into one of the largest and most respected financial services companies in the nation. After 58 bank and thrift acquisitions since 1989, BB&T has grown to become the ninth largest financial holding company in the country, including pending acquisitions. Assets have increased from about $250 million when King’s career began to more than $97 billion today.

          “It’s been an unbelievable career for me at BB&T, but I’m even more optimistic and excited about the future,” King said. “I look forward to building on Henry Williamson’s superior legacy as chief operating officer and continuing to work hard to help make BB&T the world standard financial services company.”

          The Raleigh native earned his bachelor’s and Master of Business Administration degrees from East Carolina University. He is a graduate of the Stonier Graduate School of Banking at Rutgers University.

King serves on the board of the American Bankers Association and the N.C. Citizens for Business and Industry. He is also an active member of the Triangle Community Foundation Leadership Council. He has served as chairman on numerous boards, including the N.C. Rural Economic Development Center, the N.C. Bankers Association and the East Carolina University Board of Visitors. He also has served on the boards of the N.C. Center for Non-Profits, the East Carolina University School of Business and the N.C. Child Advocacy Institute.

          As manager of BB&T’s Banking Network, Ricky Brown will oversee BB&T’s 37 community bank regions. BB&T divides its footprint into autonomous regions – each with its own president – to keep decisions close to the customer.

           Brown, 48, joined BB&T in 1977. Prior to his current position, he was president of BB&T's Charlotte, N.C.-based community bank region. The BB&T Management Development Program graduate also has served as a business services officer in New Bern, N.C., Morehead City, N.C., and Williamston, N.C.; corporate banker in Wilmington, N.C.; and city executive in New Bern and Winston-Salem, N.C.

          “I’m thrilled to have the opportunity to join the executive management team and follow Kelly King as manager of our Banking Network,” Brown said. “All of our regional presidents have a keen understanding of what it means to deliver the BB&T brand of highly personal and competent client service.

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          "Our No. 1 goal will be to continue to do everything we can to be a client-driven company, one with a solid commitment to provide the best value in the financial services industry."

          The Robersonville, N.C., native earned his bachelor's degree from the University of North Carolina at Chapel Hill. He is a graduate of the School of Banking of the South at Louisiana State University.

          Brown serves on several local boards, including the George Mason Foundation, the George Washington Boys & Girls Club, Southeastern University and the Greater Washington Board of Trade.

          As assistant chief financial officer, Chris Henson will report to Chief Financial Officer Scott Reed, who oversees BB&T’s Legal; Internal Reporting and Accounting; Financial Planning; Corporate Finance and Strategic Planning; Government Affairs and Public Policy; Shareholder Reporting and Taxation; and Investor Relations groups.

          Reed, who joined BB&T in 1972 and has served as CFO since 1981, is expected to announce his retirement in the next few years. Henson will succeed him.

          Henson, 42, joined BB&T in 1985. Prior to his current position, he was president of BB&T’s community bank region based in Virginia’s Hampton Roads area and city executive in Greensboro, N.C. The BB&T Management Development Program graduate began his career in Wilson, N.C., where he served as a business services officer, business services manager and city executive.

          “I’m grateful for the opportunity to join the Financial Group and to learn from a highly experienced CFO like Scott Reed,” Henson said. “I’m also excited to now have a role in setting policy and direction for our organization as we face the many industry and global challenges of the future.”

          The Boone, N.C., native earned his bachelor's degree from High Point University. He is a graduate of the Young Executives Institute at the University of North Carolina at Chapel Hill.

          Henson is a board member of the Georgia Chamber of Commerce, the Metro Atlanta Chamber of Commerce and Atlanta’s Buckhead Coalition Inc.

          BB&T last added members to its executive management team in August 2003. The additions were Production and Risk Manager Barbara Duck and Steve Wiggs, manager of the newly created Wealth Management Division.

          After Williamson retires, the 10-member BB&T executive management team will consist of Allison, King, Reed, Duck, Wiggs, Brown, Henson, Chief Credit Officer Ken Chalk, Administrative Services Manager Rob Greene and Operations Division Manager Leon Wilson.

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          “BB&T now certainly has excellent depth on the management team, a great combination of long-time members and now four new additions,” Allison said. “This is a group with the intellectual insight, moral character and proven experience to lead BB&T into the future.”

          Winston-Salem-based BB&T Corporation (NYSE: BBT) and its subsidiaries offer full-service commercial and retail banking and additional financial services such as insurance, investments, retail brokerage, corporate finance, international banking, leasing and trust. More information is available at www.BBandT.com.

          BB&T operates more than 1,400 financial centers in the Carolinas, Virginia, Maryland, West Virginia, Kentucky, Tennessee, Georgia, Florida, Alabama, Indiana and Washington, D.C.

          With more than $97 billion in assets, BB&T Corp. is the nation’s ninth largest financial holding company (including pending acquisitions). It is the top financial services company in the nation based on “customer advocacy,” according to national consulting firm Forrester Research Inc.

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